       As filed with the Securities and Exchange Commission on August 11, 2000.
                                                   Registration No. 333-_______

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                              --------------------

                                CONDUCTUS, INC.
             (Exact Name of Registrant as Specified in its Charter)


         DELAWARE                                            77-0162388
(State or Other Jurisdiction of                           (I.R.S. Employer
Incorporation or Organization)                          Identification Number)

                              969 WEST MAUDE AVENUE
                           SUNNYVALE, CALIFORNIA 94086
               (Address of principal executive offices) (Zip Code)

                              --------------------

                      1992 STOCK OPTION/STOCK ISSUANCE PLAN
                        1994 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the Plans)

                              --------------------

          CHARLES E. SHALVOY
  PRESIDENT AND CHIEF EXECUTIVE OFFICER                  (408) 523-9950
969 WEST MAUDE AVENUE, SUNNYVALE, CA 94086        (Telephone number, including
 (Name and address of agent for service)        area code, of agent for service)

                              --------------------

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------------------
         TITLE OF EACH CLASS OF            AMOUNT TO BE    PROPOSED MAXIMUM OFFERING      PROPOSED MAXIMUM         AMOUNT OF
      SECURITIES TO BE REGISTERED         REGISTERED (1)        PRICE PER SHARE       AGGREGATE OFFERING PRICE  REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------------

1992 STOCK OPTION/STOCK ISSUANCE PLAN:
     Common Stock, $0.0001 par value*   2,000,000 Shares          $13.218 (2)             $26,436,500 (2)           $6,979.10

1994 EMPLOYEE STOCK PURCHASE PLAN:
     Common Stock, $0.0001 par value*    200,000 Shares           $11.236 (3)             $ 2,247,200 (3)           $  593.26
-------------------------------------------------------------------------------------------------------------- -----------------

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Conductus, Inc. 1992 Stock Option/Stock Issuance Plan or the 1994 Employee Stock Purchase Plan, by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Conductus, Inc.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low price per share of Common Stock of Conductus, Inc. as reported on the Nasdaq SmallCap Market on August 4, 2000.

(3) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low price per share of Common Stock of Conductus, Inc. as reported on the Nasdaq SmallCap Market on August 4, 2000, multiplied by 85%, which is the percentage of the trading purchase price applicable to purchases under the referenced Plan.

* Associated with the Common Stock are Preferred Share Purchase Rights which will not be exercisable or be evidenced separately from the Common Stock prior to the occurrence of certain events.

===============================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         Conductus, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

     1. The latest annual report of the Registrant filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

     2. All reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Company's latest annual report;

     3. The Registrant's Registration Statement No. 0-19915 on Form 8-A filed with the SEC on March 6, 1992, and amended on July 6, 1993, pursuant to Section 12(b) of the Exchange Act, in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock; and

     4. The Registrant's Registration Statement No. 000-19915 on Form 8-A, filed with the SEC on January 29, 1998, pursuant to Section 12(g) of the Exchange Act, in which there is described the terms, rights and provisions applicable to the Registrant's preferred share purchase rights.

         All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  DESCRIPTION OF SECURITIES

         Not Applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not Applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the 1933 Act. The Registrant's Bylaws provide for mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. The Registrant's Certificate of Incorporation provides that, pursuant to Delaware law, and except as provided below, its directors shall not be liable for monetary damages for breach of the directors' fiduciary duty as directors to the Registrant and its stockholders. This provision in the Certificate of Incorporation does not eliminate the directors' fiduciary duty, and in appropriate circumstances equitable remedies, such as injunctive or other forms of non-monetary relief, will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant or its stockholders, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit of the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. In addition, the Registrant has, and intends in the future to enter into, agreements to provide indemnification for directors and officers.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

Item 8.  EXHIBITS

EXHIBIT NUMBER    EXHIBIT
--------------    -------
      5.1         Opinion and consent of Orrick Herrington & Sutcliffe LLP
     23.1         Consent of PricewaterhouseCoopers LLP - Independent Accountants.
     23.2         Consent of Orrick Herrington & Sutcliffe LLP is contained in Exhibit 5.1.
     24.1         Power of Attorney (included on signature page).


Item 9.  UNDERTAKINGS

         (a)  The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                   (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                   (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                   (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, state of California, on this 11th day of August, 2000.


                                       CONDUCTUS, INC.


                                       By: /s/ Charles E. Shalvoy
                                           --------------------------------
                                           Charles E. Shalvoy
                                           President, Chief Executive Officer
                                           and Director


                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

         That the undersigned officers and directors of Conductus, Inc., a Delaware corporation, do hereby constitute and appoint Charles E. Shalvoy and Ron Wilderink, and either of them, the lawful attorneys-in-fact and agent with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent, determines may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorney and agent, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

         IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                         Title                                       Date
---------                         -----                                       ----

/s/ Charles E. Shalvoy            President, Chief Executive Officer and      August 11, 2000
------------------------------    Director (Principal Executive Officer)
Charles E. Shalvoy


/s/ Ron Wilderink                 Chief Financial Officer, Vice President,    August 11, 2000
------------------------------    Finance (Principal Financial and
Ron Wilderink                     Accounting Officer)


                                      II-4


Signature                         Title                                       Date
---------                         -----                                       ----

                                  Chairman of the Board                       August ___, 2000
------------------------------
John F. Shoch


/s/ Martin Cooper                 Director                                    August 11, 2000
------------------------------
Martin Cooper


/s/ Robert Janowiak               Director                                    August 11, 2000
------------------------------
Robert Janowiak


/s/ Martin Kaplan                 Director                                    August 11, 2000
------------------------------
Martin A. Kaplan


/s/ Charles E. Shalvoy            Director                                    August 11, 2000
------------------------------
Charles E. Shalvoy

A majority of the members of the Board of Directors.

                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.

                                    EXHIBITS

                                       TO

                                    FORM S-8

                                      UNDER

                             SECURITIES ACT OF 1933

                                 CONDUCTUS, INC.

                                  EXHIBIT INDEX

Exhibit Number                          Exhibit
--------------                          -------

     5.1          Opinion and consent of Orrick Herrington & Sutcliffe LLP.

    23.1          Consent of PricewaterhouseCoopers L.L.P. - Independent Accountants.

    23.2          Consent of Orrick Herrington & Sutcliffe LLP is contained in Exhibit 5.1.

    24.1          Power of Attorney (included on signature page).